As filed with the Securities and Exchange Commission on August 1, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MARINUS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	28-0198082
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

170 N. Radnor Chester Road, Suite 250 Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Marinus Pharmaceuticals, Inc. 2014 Equity Incentive Plan

(Full Title of the Plan)

Christopher Cashman

President and Chief Executive Officer

Marinus Pharmaceuticals, Inc.

170 N. Radnor Chester Road, Suite 250

Radnor, Pennsylvania 19087

(Name and Address of Agent For Service)

(484) 801-4670

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

John W. Kauffman, Esq.

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

(215) 979-1227

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company	☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share	3,458,164	shares		(2)	$14,044,603	(2)	$1,628

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Pursuant to Rule 457(h), the maximum aggregate offering price was calculated by adding (i) $11,750,058 with respect to 2,204,314 shares issuable upon exercise of outstanding stock options, at a weighted average exercise price per share of those options of $5.33, and (ii) $2,294,545 with respect to the remaining 1,253,850 shares issuable under the plan, at the price of $1.83 per share based upon the average of the high and low sales prices of Marinus Pharmaceuticals, Inc. common stock on July 26, 2017, which is a date within five business days prior to the filing of this registration statement, as reported on the NASDAQ Capital Market.

Statement of Incorporation by Reference

This registration statement on Form S-8 is being filed to register the offer and sale of an additional (i) 3,458,164 shares of Common Stock, $0.001 par value per share (the “Common Stock”), of Marinus Pharmacuticals, Inc. (the “Registrant”) to be issued under the 2014 Equity Incentive Plan, as amended, of the Registrant. Pursuant to General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference the contents of (i) the registration statement on Form S-8, File No. 333-200701, filed by the Registrant on December 3, 2014 relating to the Registrant’s 2014 Equity Incentive Plan.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Radnor, Pennsylvania, on this 1st day of August  1, 2017.

MARINUS PHARMACEUTICALS, INC.

By:	/s/ Christopher M. Cashman
Christopher M. Cashman
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher M. Cashman	President, Chief Executive Officer and Chairman (principal executive officer)
Christopher M. Cashman		August 1, 2017

/s/ Edward F. Smith	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)
Edward F. Smith		August 1, 2017

/s/ Enrique J. Carrazana, M.D.	Director	August 1, 2017
Enrique J. Carrazana, M.D.

/s/ Michael R. Dougherty	Director	August 1, 2017
Michael R. Dougherty

/s/ Seth H.Z. Fischer	Director	August 1, 2017
Seth H. Z. Fischer

/s/ Timothy M. Mayleben	Director	August 1, 2017
Timothy M. Mayleben

/s/ Nicole Vitullo	Director	August 1, 2017
Nicole Vitullo

INDEX TO EXHIBITS

Number	Description

5.1	Opinion of Duane Morris LLP, counsel to the Registrant

23.1	Consent of Duane Morris LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP